Exhibit 21

Pentair, Inc. and subsidiaries as of December 31, 2009.

Jurisdiction of
Name of Company	Incorporation	Segment

Alberta Electronic Company Limited	Hong Kong	Technical Products
Aplex Industries, Inc.	United States	Water
Apno S.A. de C.V.	Mexico	Other
Aspen Motion Technologies, Inc.	United States	Technical Products
Beijing Pentair Water Jieming Co., Ltd.[1]	P.R.C.	Water
Calmark Europe Limited	Ireland	Technical Products
Century Mfg. Co.	United States	Other
Chansuba Pumps Private Ltd.[2]	India	Water
Davies Pumps & Co. Limited	New Zealand	Water
Dongguan Jieming Tianyuan Water Purifying Equipment Co., Ltd.[1]	P.R.C.	Water
Electronic Enclosures, Inc.	United States	Technical Products
Epps Limited	Mauritius	Water
EuroPentair GmbH	Germany	Other
Everpure (UK) Limited (UK)	United Kingdom	Water
Everpure Japan, K.K.	Japan	Water
FARADYNE Motors (Suzhou) Co., Ltd[3]	P.R.C.	Water
FARADYNE Motors LLC [3]	United States	Water
FilterSoft, LLC	United States	Water
Fleck Controls, Inc.	United States	Water
Hoffman Enclosures (Mex), LLC	United States	Technical Products
Hoffman Enclosures Inc.	United States	Technical Products
Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico	Technical Products
Hoffman Schroff Pte. Ltd.	Singapore	Technical Products
Hypro, EU Limited	United Kingdom	Water
Inversiones Sta-Rite Chile Limitada	Chile	Water
Jung Pumpen CZ	Czech Republic	Water
Jung Pumpen France SARL	France	Water
Jung Pumpen GmbH	Germany	Water
Jung Pumpen Handelsgesellschaft mbH	Germany	Water
Jung Pumpen Hungary Kft.	Hungary	Water
Jung Pumpen Polska Sp.z.o.o	Poland	Water
Jung Pumpen s.r.o	Slovakia	Water
Lincoln Automotive Company	United States	Other
McNeil (Ohio) Corporation	United States	Other
Moraine Properties, LLC	United States	Other
Nanosoft Holdings, Inc.	United States	Water
Nocchi Pompes Europe S.a.r.l	France	Water
Nocchi Pumps Moscow	Russian Federation	Water
Onga (NZ) Limited	New Zealand	Water
Onga Pump Shop Pty. Ltd.	Australia	Water
Optima Enclosures Limited	United Kingdom	Technical Products

Jurisdiction of
Name of Company	Incorporation	Segment

Pentair Acu-Trol, LLC	United States	Water
Pentair Asia PTE Ltd.	Singapore	Other
Pentair Beteiligungs GmbH	Germany	Other
Pentair Bermuda Holdings[4]	Bermuda	Other
Pentair Bermuda, LLC	United States	Other
Pentair Canada, Inc.	Canada	Water
Pentair DMP Corp.	United States	Other
Pentair Electronic Packaging Company	United States	Technical Products
Pentair Electronic Packaging de Mexico, S. de R.L de C.V.	Mexico	Technical Products
Pentair Enclosures, Inc.	United States	Technical Products
Pentair Enclosures, S. de R.L. de C.V.	Mexico	Technical Products
Pentair Filtration Solutions, LLC	United States
Pentair France SARL	France	Water
Pentair Germany GmbH	Germany	Other
Pentair Global Sarl	Luxembourg	Other
Pentair Holdings S.a.r.l	Luxembourg	Other
Pentair Housing LP	United States	Other
Pentair Housing, Inc.	United States	Other
Pentair International Sarl	Luxembourg	Other
Pentair International Sarl	Switzerland	Other
Pentair Janus Holdings	Bermuda	Other
Pentair Luxembourg, S.A.R.L	Luxembourg	Other
Pentair Manufacturing Belgium BVBA	Belgium	Water
Pentair Manufacturing France S.A.S	France	Water
Pentair Manufacturing Italy Srl	Italy	Water
Pentair Nanosoft Bermuda Holdings	Bermuda	Other
Pentair Nanosoft US Holdings, LLC	United States	Other
Pentair Pacific Rim (Water) Limited	Hong Kong	Other
Pentair Pacific Rim, Ltd.	Hong Kong	Technical Products
Pentair Poland Sp.z.o.o	Poland	Technical Products
Pentair Pump Group Inc.	United States	Water
Pentair Qingdao Enclosure Company Ltd.	P.R.C.	Technical Products
Pentair Residential Filtration, LLC [4]	United States	Water
Pentair Services France S.A.S	France	Water
Pentair Shenzhen Enclosure Company Ltd.	P.R.C.	Technical Products
Pentair Taunus Electrometalurgica Ltda	Brazil	Technical Products
Pentair Technical Products Holdings, Inc.	United States	Technical Products
Pentair Technical Products, S. de R.L. de C.V.	Mexico	Technical Products
Pentair Technical Products Service Co.	United States	Technical Products
Pentair Technical Products India Private Limited	India	Technical Products
Pentair Thailand, Inc.	Thailand	Water
Pentair Trading (Shanghai) Co. Ltd.	Shanghai	Water
Pentair Transport, Inc.	United States	Other
Pentair UK Group Limited	United Kingdom	Other
Pentair Verwaltungs GmbH & Co KG	Germany	Other

Jurisdiction of
Name of Company	Incorporation	Segment

Pentair Water (Suzhou) Company Ltd.	P.R.C.	Water
Pentair Water Australia Pty Ltd	Australia	Water
Pentair Water Belgium B.V.B.A.	Belgium	Water
Pentair Water Europe s.r.l.	Italy	Water
Pentair Water Filtration UK Limited	United Kingdom	Water
Pentair Water France SAS	France	Water
Pentair Water Germany GmbH	Germany	Water
Pentair Water Group, Inc.	United States	Water
Pentair Water Holdings Pty Ltd	Australia	Water
Pentair Water India Private Limited	India	Water
Pentair Water Italy S.r.l.	Italy	Water
Pentair Water Middle East	United Arab Emirates	Water
Pentair Water New Zealand Limited	New Zealand	Water
Pentair Water Pool and Spa, Inc.	United States	Water
Pentair Water South Africa (Proprietary) Limited	South Africa	Water
Pentair Water Spain, SL	Spain	Water
Pentair Water Treatment (OH) Company	United States	Water
Pentair Water Treatment Company	United States	Water
Pentair Water Treatment Private Limited	India	Water
Pentair Water, LLC	United States	Water
Pentair Water-Mexico S. de R.L. de C.V.	Mexico	Water
Penwald Insurance Company	United States	Other
PEP West, Inc.	United States	Technical Products
PFAM, Inc.	United States	Other
Plymouth Products, Inc.	United States	Water
Porous Media Corporation	United States	Water
Porter-Cable de Mexico S.A. de C.V.	Mexico	Other
PTG Accessories Group	United States	Other
Schroff Co. Ltd.	Taiwan	Technical Products
Schroff GmbH	Germany	Technical Products
Schroff, Inc.	United States	Technical Products
Schroff K.K.	Japan	Technical Products
Schroff S.R.L.	Italy	Technical Products
Schroff SAS	France	Technical Products
Schroff Scandinavia AB	Sweden	Technical Products
Schroff U.K. Ltd.	United Kingdom	Technical Products
Seneca Enterprises Co.	United States	Water
Shaanxi Jieming Environmental Protection Equipment Co., Ltd.[1]	P.R.C.	Water
Shanghai Alberta Electronics Co., Ltd.	P.R.C.	Technical Products
Shanghai Shangjie Environment Equipment Co., Ltd.[1]	P.R.C.	Water
SHURflo International Limited	United Kingdom	Water
SHURflo Limited	United Kingdom	Water
Sichuan Jieming Environmental Trading & Consulting Co. Ltd.[1]	P.R.C.	Water
Sta-Rite de Argentina, S.A.	Argentina	Water

Jurisdiction of
Name of Company	Incorporation	Segment

Sta-Rite de Mexico S.A. de C.V.	Mexico	Water
Sta-Rite de Puerto Rico, Inc.	Puerto Rico	Water
Sta-Rite Industries, LLC	United States	Water
Surewood Acquisition Corporation	United States	Other
Tupelo Real Estate, LLC	United States	Other
Webster Electric Company, LLC	United States	Water
WICOR Industries (Australia) Pty. Ltd.	Australia	Water
Yabaida Electronic (Shenzhen) Co., Ltd.	P.R.C.	Technical Products
Yixing Jieming Shirun Environmental Protection Equipment Co.,	P.R.C.	Water Ltd.[1]
(1) — 70% owned
(2) — 47% owned
(3) — 50% owned
(4) — 80.1% owned